                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                            (Debtors-in-Possession)
                              EXHIBIT 11 - PART I
                       COMPUTATION OF PER SHARE EARNINGS




The weighted average number of shares used in the computation of net income per share is as follows:


                                                  SIXTEEN WEEKS ENDED                FORTY WEEKS ENDED
                                             ----------------------------     -----------------------------
                                              February 2,     February 4,      February 2,      February 4,
                                                 1997             1996             1997             1996
                                             -----------      -----------      -----------      -----------
Weighted average of outstanding shares        29,047,613       27,772,536       28,985,570       27,774,468
Common stock equivalents                              11              219               26           16,604
                                             -----------      -----------      -----------      -----------
Primary shares                                29,047,624       27,772,755       28,985,596       27,791,072
Additional shares                                      0                8               24            7,606
                                             -----------      -----------      -----------      -----------
Fully diluted shares                          29,047,624       27,772,763       28,985,620       27,798,678
                                             ===========      ===========      ===========      ===========
Net income used to calculate primary
 and fully diluted earnings per share        ($1,281,000)     ($4,569,000)     ($1,409,000)     ($3,965,000)
                                             ===========      ===========      ===========      ===========
Earnings per share                                ($0.04)          ($0.16)          ($0.05)          ($0.14)
                                             ============     ============     ============     ============
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